UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2019

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 475
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 985-9904
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule14a-12under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule13e-4(c)under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 16, 2019, the Board of Directors (the "Board") of Sunnova Energy International Inc. (the "Company"), based on the recommendation of the Nominating and Governance Committee, elected former U.S. Ambassador Anne Slaughter Andrew as an independent Class III director of the Company with a term expiring at the Company’s 2022 Annual Meeting of Stockholders. In addition, and based on the recommendation of the Nominating and Governance Committee, the Board appointed Ms. Andrew to serve as a member of the Nominating and Governance Committee.

Ms. Andrew is an accomplished executive, lawyer, entrepreneur and diplomat whose career has centered on developing strategies and advancing solutions for a thriving economy and sustainable environment. Since August 2018, Ms. Andrew has served as a principal of WindRun Alliances LLC, a consulting company. From January 2014 until October 2019, Ms. Andrew was an investor, member of the board of directors, and chair of the audit committee of Ad Astra Rocket Company, a spaceflight technology company with a subsidiary developing an integrated "turn-key" solution of distributed renewable energy systems, and investor and member of the board of directors of Metalub Soluciones Verdes MSV S.A., a sustainable lubricant company whose mission is to reduce its customers’ carbon footprint. Ms. Andrew also serves as a director and chair of the nominating and governance committees of the non-profit organizations, The NewDEAL and Natural Resources Defense Council. Ms. Andrew was U.S. Ambassador to Costa Rica from December 2009 until June 2013. Ms. Andrew holds a Bachelor of Arts degree from Georgetown University and graduated cum laude from Indiana University McKinney School of Law with a Juris Doctorate.

In connection with her election to the Board, on October 16, 2019, Ms. Andrew was awarded a restricted stock unit grant under the Company’s 2019 Long Term Incentive Plan covering 11,241 shares of the Company’s common stock, such award to vest on the one year anniversary of the date of grant, subject to Ms. Andrew’s continued service through that date. Ms. Andrew will also be entitled to receive an annual cash retainer of $60,000 for her service on the Board, payable quarterly, prorated for fiscal year 2019.

All of Ms. Andrew’s equity awards received for her service on the Board will vest in full immediately prior to, and contingent upon, a change of control of the Company.

In addition, Ms. Andrew and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to Amendment No.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-232393), filed with the SEC on July 3, 2019. There are no understandings or arrangements between Ms. Andrew and any other person pursuant to which Ms. Andrew was selected as a director. There are no transactions in which Ms. Andrew has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Andrew’s election to the Board is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated October 16, 2019.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: October 16, 2019	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary